Report of Independent
Registered Public
Accounting Firm

To the Shareholders and Board of
Directors of
Japan Smaller Capitalization Fund, Inc.

In planning and performing our audit of
the financial statements of Japan
Smaller Capitalization Fund, Inc. (the
Fund) as of and for the year ended
February 28, 2006, in accordance with
the standards of the Public Company
Accounting Oversight Board (United
States), we considered its internal
control over financial reporting,
including control activities for
safeguarding securities, as a basis for
designing our auditing procedures for
the purpose of expressing our opinion
on the financial statements and to
comply with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Funds internal
control over financial reporting.
Accordingly, we express no such
opinion.

The management of the Fund is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling
this responsibility, estimates and
judgments by management are required
to assess the expected benefits and
related costs of controls. A companys
internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the
design or operation of a control does
not allow management or employees, in
the normal course of performing their
assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the companys ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds
internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies in
the Funds internal control over
financial reporting and its operation,
including controls for safeguarding
securities, that we consider to be a
material weakness as defined above as
of February 28, 2006.

This report is intended solely for the
information and use of management
and the Board of Directors of the Japan
Smaller Capitalization Fund, Inc. and
the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone other
than these specified parties.



		ERNST & YOUNG
LLP


New York, New York
April 7, 2006